EXHIBIT H-4
                                                                   PAGE 1 OF 2

     I.   DELMARVA POWER & LIGHT NONUTILITY SUBSIDIARIES
          TOTAL ASSETS IN $ MILLIONS AS OF JUNE 30, 1997 AND REVENUES IN $ MILLIONS FOR THE TWELVE MONTHS ENDED JUNE 30, 1997



                                                                 TOTAL                        TOTAL
           COMPANY                                             ASSETS (1)                  REVENUES (1)
           -------                                             ----------                  ------------

EAST COAST NATURAL GAS COOPERATIVE L.L.C. (2)                      -                            -
DELMARVA POWER FINANCING I                                         -                            -
DELMARVA CAPITAL INVESTMENTS, INC.                                2.8                          4.0
DELMARVA ENERGY COMPANY                                           1.0                           -
CONECTIV COMMUNICATIONS, INC.                                      -                           0.3
CONECTIV SERVICES, INC.                                          41.3                         36.9
DELMARVA SERVICES COMPANY                                        15.0                           -
DCI I, INC.                                                      46.3                          0.4
DCI II, INC.                                                       -                            -
DELMARVA CAPITAL TECHNOLOGY COMPANY                               3.8                          0.5
DELMARVA CAPITAL REALTY COMPANY                                   2.8                          7.9
DELMARVA OPERATING SERVICES COMPANY                               0.2                           -
CHESAPEAKE UTILITIES CORPORATION (2)                               -                            -
PINE GROVE, INC.                                                  3.7                           -
DCTC-BURNEY, INC.                                                 0.3                           -
LUZ SOLAR PARTNERS, LTD. IV (2)                                    -                            -
UAH-HYDRO KENNEBEC, L.P. (2)                                       -                            -
CHRISTIANA CAPITAL MANAGEMENT, INC.                               5.7                          1.2
POST AND RAIL FARMS, INC.                                         0.5                          0.2
DELSTAR OPERATING COMPANY                                         2.0                         18.1
DELWEST OPERATING COMPANY                                         0.7                          3.4
DELCAL OPERATING COMPANY                                          0.3                          0.4
PINE GROVE LANDFILL, INC.                                        23.5                          6.1
PINE GROVE HAULING COMPANY                                        5.8                          8.5
DELBURNEY CORPORATION                                              -                            -
PINE GROVE GAS DEVELOPMENT L.L.C. (2)                              -                            -
FORREST PRODUCTS, L.P. (2)                                         -                            -
BURNEY FOREST PRODUCTS, A JOINT VENTURE (2)                        -                            -
                                                         ---------------------      -------------------------


TOTAL                                                           155.7                         87.9


(1)  INTERCOMPANY ASSETS AND REVENUES HAVE BEEN ELIMINATED.
(2)  UNCONSOLIDATED SUBSIDIARIES (LESS THAN 51% OWNED). SHOWN AS
      INVESTMENTS IN THEIR PARENT OPERATIONS.

                                                                   EXHIBIT H-4
                                                                   PAGE 2 OF 2

     I.   ATLANTIC ENERGY, INC. NONUTILITY SUBSIDIARIES
          TOTAL ASSETS IN $ MILLIONS AS OF JUNE 30, 1997 AND REVENUES IN $ MILLIONS FOR THE TWELVE MONTHS ENDED JUNE 30, 1997


                                                                    TOTAL                        TOTAL
           COMPANY                                               ASSETS (1)                  REVENUES (1)
           -------                                               ----------                  ------------

ATLANTIC ENERGY INTERNATIONAL, INC.                                  0.3                          0.3
ATLANTIC CAPITAL I                                                    -                            -
ATLANTIC ENERGY ENTERPRISES, INC.                                    7.2                          0.1
ENERVAL, L.L.C.                                                      2.6                           -
ATLANTIC SOUTHERN PROPERTIES, INC.                                   8.9                          0.8
ATE INVESTMENTS, INC.                                               85.1                          0.7
ENERTECH, LP.                                                        9.0                           -
COASTALCOMM, INC.                                                    0.7                          0.1
ATLANTIC THERMAL SYSTEMS, INC.                                       6.9                           -
ATLANTIC JERSEY THERMAL SYSTEMS, INC.                                0.2                           -
ATS OPERATING SERVICES, INC.                                          -                            -
THERMAL ENERGY LIMITED PARTNERSHIP I                                99.4                         12.7
ATLANTIC GENERATION, INC.                                            7.5                          1.7
BINGHAMPTON LIMITED, INC.                                             -                            -
BINGHAMPTON GENERAL, INC.                                             -                            -
BINGHAMPTON COGENERATION LIMITED PARTNERSHIP                         1.2                           -
PEDRICKTOWN LIMITED, INC.                                             -                            -
PEDRICKTOWN GENERAL, INC.                                             -                            -
PEDRICKTOWN COGENERATION LIMITED PARTNERSHIP                        11.8                           -
VINELAND LIMITED, INC.                                                -                            -
VINELAND GENERAL, INC.                                                -                            -
VINELAND COGENERATION LIMITED PARTNERSHIP                            6.3                           -
ATLANTIC ENERGY TECHNOLOGY, INC.                                     0.1                           -
THE EARTH EXCHANGE, INC.                                              -                            -
                                                            ---------------------      -------------------------

TOTAL                                                               247.2                        16.4
